Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HCYC Group Company Limited

We hereby consent to the incorporation by reference of our report dated August 30, 2024, in the Registration Statement on Form F-4, relating to the consolidated financial statements of HCYC Group Company Limited.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Rowland Heights, California

November 22, 2024